UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2018, Lakeland Industries, Inc. (the “Company”) promoted Charles D. Roberson to the position of Chief Operating Officer of the Company. On such date, the Company also entered into an Employment Agreement (the “Employment Agreement”) with Mr. Roberson, as described below.

Mr. Roberson, age 55, served as our Senior Vice President, International Sales from March 2009 to July 11, 2018. Mr. Roberson joined the Company in 2004 as Technical Marketing Manager and later served as International Sales Manager. Prior to joining the Company, Mr. Roberson was employed by Precision Fabrics Group, Inc. as a Market Manager from 1995 to 2001 and as a Nonwovens Manufacturing Manager from 1991 to 1995. He began his career as a manufacturing manager for Burlington Industries, Inc. in its Menswear Division from 1985 to 1991.

The Employment Agreement is for a term of eighteen (18) months commencing on July 12, 2018 through and including January 11, 2020 (the “Term”), subject to early termination as provided therein. The Employment Agreement provides for a base salary of $275,000 per year. Mr. Roberson is also eligible to be awarded an annual bonus if determined in the Company’s sole discretion by the Compensation Committee of the Company’s Board of Directors in such amount, and based upon such parameters (if any), as determined by such Committee.

The Employment Agreement contains certain provisions providing for severance payments to Mr. Roberson in the event that he is terminated by the Company without cause or by Mr. Roberson for Good Reason (generally, for failure by the Company to pay Mr. Roberson’s salary, material diminution in Mr. Roberson’s authority or material breach by the Company of the Employment Agreement). The payment is to Mr. Roberson is greater in the event that such termination without cause or for Good Reason is within 18 months after a change of control of the Company. Also under the Employment Agreement, Mr. Roberson is subject to non-competition and non-solicitation restrictions during the Term and for a period of one year thereafter.

On July 12, 2018, the Company issued a press release announcing the above-detailed appointment. The press release issued by the Company in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

Date: July 12, 2018

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 12, 2018.